UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 15, 2008

BIO-BRIDGE SCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51497	20-1802936

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 West 22nd Street, Suite 615, Oak Brook, Illinois	60523

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    630-928-0869

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 8.01 Other Events

Bio-Bridge Science, Inc. entered into a non-binding memorandum of understanding (the "MOU") with JR Scientific, Inc., a Woodland, California based manufacturer of classical and custom cell culture medium and sera products ("JRS”) and Mr. Jan Baker, President and CEO of JRS on April 15, 2008. Under the MOU, Bio-Bridge Science will form a joint venture (the "JV") together with JRS and several other investors in China. The JV is expected to mainly produce culture medium, serum, and other biomaterial for sale in China and other countries under the brand name of the JV. Cell culture medium and serum are used in vaccine production as well as scientific research. JRS and Mr. Baker as part of the MOU, agree to transfer technology and “know-how” to the JV. The total investment for the JV is planned to be around RMB 10 million (about US$ 1.4 million).

A copy of the press release describing the MOU and other corporate updates is attached hereto as an exhibit 99.1 in the Current Report.

Item 9.01   Financial Statements and Exhibits

(d)              Exhibits

Exhibit Number	Description

99.1	Press release dated April 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-BRIDGE SCIENCE, INC.

Date: April 16, 2008	By:	/s/ Liang Qiao, MD.
	Name	Liang Qiao, MD.
	Title:	Chief Executive Officer